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                                                                     Exhibit 2.2

                                                                  EXECUTION COPY

          SECURITY AGREEMENT, dated as of January 13, 1999, made by THERMATRIX INC., a Delaware corporation ("Grantor") and Wexford Capital Partners II, L.P., a Delaware limited partnership, Wexford Overseas Partners I, L.P., a Cayman Islands exempted limited partnership, Wexford Special Situations 1996, L.P., a Delaware limited partnership, Wexford Special Situations 1996 Institutional, L.P., a Delaware limited partnership, Wexford Special Situations 1996 Limited, a Cayman Islands exempted company, and Wexford-Euris Special Situations 1996, L.P., a Delaware limited partnership (collectively, the "Lenders") and WEXFORD MANAGEMENT LLC, a Connecticut limited liability company, as Agent (the "Agent").

                             W I T N E S S E T H :
                             - - - - - - - - - -

          WHEREAS, Wahlco Environmental Systems Inc. ("Wahlco"), Agent and lenders are parties to an Amended and Restated Credit Agreement dated January 30, 1998 (the "1998 Credit Agreement"), under which Wahlco has borrowed funds from time to time, and Wahlco has also borrowed funds through a non-committed line of credit established, guaranteed and collateralized at the Chase Manhattan Bank in February 1997 (the "Chase Facility"), and Wahlco is obligated to repay such borrowings and amounts otherwise due under the 1998 Credit Agreement and the Chase Facility.

          WHEREAS, pursuant to an Agreement and Plan of Merger, dated November 9, 1998 (the "Merger Agreement"), among Wahlco, Thermatrix and TMX Acquisition Sub I, Inc., a wholly owned subsidiary of Thermatrix ("Merger Sub"), Merger Sub will merge with and into Wahlco and Wahlco will become a wholly owned subsidiary of Thermatrix at the effective time of the Merger;

          WHEREAS, in connection with the Merger, Grantor has agreed to guaranty the obligations of Wahlco to the Lenders and to Chase and has executed the Guarantee, dated the date hereof, in favor of the Lenders and the Agent;

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.  DEFINITIONS.
    -----------

The following terms, as used herein, have the following respective meanings:

          "Accounts" means all "accounts" (as defined in the UCC) now owned or hereafter acquired by Grantor, and shall also mean and include all accounts receivable, contract rights, book debts, notes, drafts and other obligations or indebtedness owing to Grantor arising from the sale, lease or exchange of goods or other property by it and/or the performance of services by it (including, without limitation, any such obligation which might be characterized as an account, contract right or general intangible under the UCC in effect in any jurisdiction) and all of
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Grantor's rights in, to and under all purchase orders for goods, services or other property, and all of Grantor's rights to any goods, services or other property represented by any of the foregoing (including returned or repossessed goods and unpaid sellers' rights of rescission, replevin, reclamation and rights to stoppage in transit) and all monies due to or to become due to Grantor under all contracts for the sale, lease or exchange of goods or other property and/or the performance of services by it (whether or not yet earned by performance on the part of Grantor), in each case whether now in existence or hereafter arising or acquired including, without limitation, the right to receive the proceeds of said purchase orders and contracts and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

          "Collateral" has the meaning set forth in Section 3.

          "Copyright Office" means the United States Copyright Office.

          "Copyrights" means all of the following now or hereafter acquired by
Grantor: (i) all copyrights, registrations and applications therefor, (ii) all renewals and extensions thereof, (iii) all income, royalties, damages and payments now and hereafter due or payable or both with respect thereto, including, without limitation, damages and payments for past or future infringements or misappropriations thereof, (iv) all rights to sue for past, present and future infringements or misappropriations thereof, and (v) all other rights corresponding thereto throughout the world.

          "Documents" means all "documents" (as defined in the UCC) or other receipts covering, evidencing or representing goods, now owned or hereafter acquired by Grantor.

          "Equipment" means all "equipment" (as defined in the UCC) now owned or hereafter acquired by Grantor, including without limitation all motor vehicles, trucks, trailers, railcars and barges.

          "Federal Intellectual Property Laws" means the Copyright Act and the Patent and Trademark Act.

          "General Intangibles" means all "general intangibles" (as defined in the UCC) now owned or hereafter acquired by Grantor, including, without limitation, (i) all obligations or indebtedness owing to Grantor (other than Accounts) from whatever source arising, (ii) all patents, patent licenses, trademarks, trademark licenses, rights in intellectual property, goodwill, trade names, service marks, trade secrets, copyrights, permits and licenses, (iii) all rights or claims in respect of refunds for taxes paid and (iv) all rights in respect of any pension plan or similar arrangement maintained for employees of Grantor.

          "Instruments" means all "instruments", "chattel paper" or "letters of credit" (each as defined in the UCC) evidencing, representing, arising from or existing in respect of, relating to, securing or otherwise supporting the payment of, any of the Accounts, including (but not limited to) promissory notes, drafts, bills of exchange and trade acceptances, now owned or hereafter acquired by Grantor.

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          "Intellectual Property Collateral" means all of the Copyrights,
Licenses, Patents, Trademarks and Trade Secrets as to which the Lenders and the Agent have been granted a security interest hereunder.

          "Inventory" means all "inventory" (as defined in the UCC) now owned or hereafter acquired by Grantor, wherever located, and shall also mean and include, without limitation, all raw materials and other materials and supplies, work-in-process and finished goods and any products made or processed therefrom and all substances, if any, commingled therewith or added thereto.

          "License" means any Patent License, Trademark License or other license as to which the Lenders and the Agent have been granted a security interest hereunder.

          "Lien" shall mean any mortgage or deed of trust, pledge, hypothecation, assignment, deposit arrangement, lien, charge, claim, security interest, easement or encumbrance, or preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any lease or title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of, or agreement to give, any financing statement perfecting a security interest under the UCC).

          "Material Adverse Effect" shall mean material adverse effect on (i) the condition (financial or otherwise), operations, performance, properties, assets, business or prospects of the Grantor taken as a whole, (ii) Grantor's ability to pay or perform the Secured Obligations, (iii) the Lenders' Liens on the Collateral or the priority of any such Lien.

          "Patent License" means any written agreement granting any right to practice any invention on which a Patent is in existence now owned or hereafter acquired by Grantor.

          "Patents" means all of the following now or hereafter acquired by
Grantor: (i) all patents and patent applications, (ii) all inventions and improvements described and claimed therein, (iii) all releases, divisions, continuations, renewals, extensions and continuations-in-part thereof, (iv) all income, royalties, damages and payments now and hereafter due and/or payable to Grantor with respect thereto, including, without limitation, damages and payments for past, present or future infringements or misappropriations thereof,
(v) all rights to sue for past, present and future infringements or misappropriations thereof, and (vi) all other rights corresponding thereto throughout the world.

          "Perfection Certificate" means a certificate substantially in the form of Exhibit A, completed and supplemented with the schedules and attachments contemplated thereby to the satisfaction of the Agent, and duly executed by the chief executive officer and the chief legal officer of Grantor.

          "Permitted Liens" means the Security Interests and the following encumbrances: (i) Liens for taxes or assessments or other governmental charges or levies, not yet due and payable; (ii) pledges or deposits securing obligations under workmen's compensation,

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unemployment insurance, social security or public liability laws or similar legislation; (iii) pledges or deposits securing bids, tenders, contracts (other than contracts for the payment of money) or equipment or leases to which Grantor is a party as lessee made in the ordinary course of business;
(iv) deposits securing public or statutory obligations of Grantor; and (v) deposits securing or in lieu of surety, appeal or customs bonds in proceedings to which Grantor is a party; (vi) any Liens securing Grantor's obligations to Venture Lending Group, a division of Cupertino National Bank ("Venture") existing on the Closing Date; (vii) Liens (1) upon or in any equipment acquired or held by Grantor to secure the purchase price of such equipment or indebtedness incurred solely for the purpose of financing the acquisition of such equipment, or (2) existing on such equipment at the time of its acquisition, provided that the Lien is confined solely to the property so acquired, accessions thereto, replacements thereof, substitutions therefor and improvements thereon, and the proceeds of such equipment; (xiii) leases or subleases and license and sublicenses granted to others in the ordinary course of business not interfering in any material respect with the business of Grantor, and any interest or title of a lessor, licensor or under any lease or license; (xi) Liens on assets (including the proceeds thereof and accessions thereto) that existed at the time such assets were acquired by Grantor; provided such Liens are not granted in contemplation of or in connection with the acquisition of such asset by Grantor; (x) easements, reservations, rights-of-way, restrictions, minor defects or irregularities in title and other similar charges or encumbrances affecting real property not constituting a Material Adverse Effect; (xi) Liens in favor of customs and revenue authorities arising as a matter of law to secure payments of customs duties in connection with the importation of goods; (xii) Liens which constitute rights of set-off of a customary nature or banker's Liens with respect to amounts on deposit, whether arising by operation of law or by contract, in connection with arrangements entered into with banks in the ordinary course of business;
(xiii) Liens on insurance proceeds in favor of insurance companies granted solely as security for financed premiums; and (xiv) Liens incurred in connection with the extension, renewal or refinancing of the indebtedness secured by Liens of the types described above, provided that any extension, renewal or replacement Lien shall be limited to the property encumbered by the existing Lien and the principal amount of the indebtedness being extended, renewed or refinanced does not increase.

          "Proceeds" means all proceeds of, and all other profits, products, rents or receipts, in whatever form, arising from the collection, sale, lease, exchange, assignment, licensing or other disposition of, or other realization upon, collateral, including without limitation all claims of Grantor against third parties for loss of, damage to or destruction of, or for proceeds payable under, or unearned premiums with respect to, policies of insurance in respect of, any collateral, and any condemnation or requisition payments with respect to any collateral, in each case whether now existing or hereafter arising.

          "PTO" means United States Patent and Trademark Office.

          "Secured Obligations" means the obligations of Grantor under the Guaranty secured under this Agreement.

          "Security Interests" means the security interests in the Collateral granted hereunder securing the Secured Obligations.

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          "Trade Secrets" means trade secrets, along with any and all (i)
income, royalties, damages and payments now and hereafter due and/or payable to Grantor with respect thereto, including, without limitation, damages and payments thereof, (ii) rights to sue for past, present and future infringements or misappropriations thereof, and (iii) all other rights corresponding thereto throughout the world.

          "Trademark License" means any written agreement granting any right to use any Trademark or Trademark registration now owned or hereafter acquired by Grantor.

          "Trademarks" means all of the following now owned or hereafter acquired by Grantor: (i) all trademarks (including service marks and trade names, whether registered or at common law), registrations and applications therefor, and the entire product lines and goodwill of Grantor's business connected therewith and symbolized thereby, (ii) all renewals thereof, (iii) all income, royalties, damages and payments now and hereafter due or payable or both with respect thereto, including, without limitation, damages and payments for past, present or future infringements or misappropriations thereof, (iv) all rights to sue for past, present and future infringements or misappropriations thereof, and (v) all other rights corresponding thereto throughout the world.

          "UCC" means the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided that if by reason of mandatory
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provisions of law, the perfection or the effect of perfection or non-perfection of the Security Interest in any Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than New York, "UCC" means the Uniform Commercial Code as in effect in such other jurisdiction for purposes of the provisions hereof relating to such perfection or effect of perfection or non-perfection.


2.  REPRESENTATIONS AND WARRANTIES.
    ------------------------------

          Grantor represents and warrants as follows:

          (A) Grantor has good and marketable title to all of the Collateral in which Grantor purports to grant a Security Interest hereunder, free and clear of any Liens other than the Permitted Liens. [Grantor has taken all actions necessary under the UCC to perfect its interest in any Accounts purchased or otherwise acquired by it, as against its assignors and creditors of its assignors.]

          (B) Grantor has not performed any acts which might prevent the Agent from enforcing any of the terms of this Agreement or which would limit the Agent in any such enforcement. Other than financing statements or other similar or equivalent documents or instruments with respect to the Security Interests and Permitted Liens, and other than the other the LIM/Mannesman Security Agreement entered into in connection with the Merger Agreement, no financing statement, mortgage, security agreement, filings with the Copyright Office and the PTO or similar or equivalent document or instrument covering all or any part of the Collateral in which Grantor purports to grant a Security Interest hereunder is on file or of record in any jurisdiction in which such filing or recording would be effective to perfect a Lien on such Collateral. No such Collateral is in the possession of any Person (other than Grantor) asserting

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any claim thereto or security interest therein, except that the Agent or its designee may have possession of Collateral as contemplated hereby.

          (C) On or before Friday, January 22, 1999, Grantor shall deliver the Perfection Certificate to the Agent. The information set forth therein shall be correct and complete. As promptly as practicable, but in no event later than 30 days after the date hereof, Grantor shall furnish to the Agent file search reports from each UCC filing office set forth in Schedule 7 to the Perfection Certificate confirming the filing information set forth in such Schedule.

          (D) The Security Interests constitute valid security interests under the UCC securing the Secured Obligations. When UCC financing statements in the form specified in Exhibit A shall have been filed in the offices specified in the Perfection Certificate and the requisite filings have been made in the Copyright Office and the PTO, the Security Interests shall constitute perfected security interests in the Collateral (except Inventory in transit) in which Grantor purports to grant a Security Interest hereunder to the extent that a security interest therein may be perfected by filing pursuant to the UCC and the Federal Intellectual Property Laws, prior to all other Liens and rights of others therein except for the Permitted Liens.

          (E) All Inventory in which Grantor purports to grant a Security Interest hereunder has or will have been produced in compliance with the applicable requirements of the Fair Labor Standards Act, as amended.

3.  THE SECURITY INTERESTS.
    ----------------------

          (A) In order to secure the full and punctual payment of the Secured Obligations in accordance with the terms thereof, and to secure the performance of all of the obligations of Grantor hereunder and under the Guaranty, Grantor hereby grants to the Agent for the ratable benefit of the Lenders a continuing security interest in and to all of the following property of Grantor, whether now owned or existing or hereafter acquired or arising and regardless of where located (all being collectively referred to as the "Collateral"):

          (1)  Accounts;

          (2)  Inventory;

          (3)  General Intangibles;

          (4)  Documents;

          (5)  Instruments;

          (6)  Equipment;

          (7)  Copyrights;

          (8)  Patents;

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          (9)  Patent Licenses;

          (10) Trademarks;

          (11) Trademark Licenses;

          (12) Trade Secrets;

          (13) All books and records (including, without limitation, customer lists, credit files, computer programs, printouts and other computer materials and records) of Grantor pertaining to any of the Collateral; and

          (14) All Proceeds of all or any of the Collateral described in Clauses 1 through 13 hereof.

          (B) The Security Interests are granted as security only and shall not subject the Agent or any Lender to, or transfer or in any way affect or modify, any obligation or liability of Grantor with respect to any of the Collateral or any transaction in connection therewith. Notwithstanding the foregoing, the security interest granted herein shall not extend to and the term "Collateral" shall not include any property, rights or licenses to the extent the granting of a security interest therein (i) would be contrary to applicable law or (ii) is prohibited by or would constitute a default under any agreement or document governing such property rights or licenses (but only to the extent such prohibition is enforceable under applicable law).

4.   FURTHER ASSURANCES; COVENANTS.
     -----------------------------

          (A) Grantor will not change its name in any manner unless it shall have given the Agent prior written notice thereof Grantor will not change the location of (i) its chief executive office or chief place of business or (ii) the locations where it keeps or holds any Collateral or any records relating thereto from the applicable location described in the Perfection Certificate unless it shall have given the Agent prior written notice thereof. Grantor shall not in any event change the location of any Collateral if such change would cause the Security Interests in such Collateral to lapse or cease to be perfected.

          (B) Grantor will, from time to time, at its expense, execute, deliver, file and record any statement, assignment, instrument, notification, document, agreement or other paper and take any other action, (including, without limitation, any filings of financing or continuation statements under the UCC or filings under the Federal Intellectual Property Laws) that from time to time may be reasonably necessary or desirable, or that the Agent may reasonably request, in order to create, preserve, perfect, confirm or validate the Security Interests or to enable the Agent and the Lenders to obtain the full benefits of this Agreement, or to enable the Agent to exercise and enforce any of its rights, powers and remedies hereunder with respect to any of the Collateral. To the extent permitted by applicable law, Grantor hereby authorizes the Agent to execute and file financing statements or continuation statements without Grantor's signature appearing thereon. Grantor agrees that a carbon, photographic, photostatic or other reproduction of this Agreement or of a financing statement is sufficient as a financing statement. Grantor shall

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pay the costs of, or incidental to, any recording or filing of any financing or continuation statements concerning the Collateral in which Grantor purports to grant a Security Interest hereunder.

          (C) If any Collateral is at any time in the possession or control of any warehouseman, bailee or any of Grantor's agents or processors, Grantor shall notify such warehouseman, bailee, agent or processor of the Security Interests created hereby and to hold all such Collateral for the Agent's account subject to the Agent's instructions.

          (D) Grantor shall keep full and accurate books and records relating to the Collateral in which Grantor purports to grant a Security Interest hereunder, and stamp or otherwise mark such books and records in such manner as the Lenders or the Agent may reasonably require in order to reflect the Security Interests.

          (E) Grantor will immediately deliver and pledge each Instrument to the Agent, appropriately endorsed to the Agent, provided that so long as a default
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of Grantor on its obligations under the Guaranty has occurred and is continuing.
Grantor may retain for collection in the ordinary course any Instruments received by it in the ordinary course of business and the Agent shall, promptly upon request of Grantor, make appropriate arrangements for making any other Instrument pledged by Grantor available to it for purposes of presentation, collection or renewal (any such arrangement to be effected, to the extent deemed appropriate to the Agent, against trust receipt or like document).

          (F) Grantor shall use its best efforts to cause to be collected from its account debtors, as and when due, any and all amounts owing under or on account of each Account (including, without limitation, Accounts which are delinquent, such Accounts to be collected in accordance with lawful collection procedures) and shall apply forthwith upon receipt thereof all such amounts as are so collected to the outstanding balance of such Account. Subject to the rights of the Agent and the Lenders hereunder if a default of Grantor on it's obligations under the Guaranty has occurred and is continuing, Grantor may allow in the ordinary course of business as adjustments to amounts owing under its Accounts (i) an extension or renewal of the time or times of payment, or settlement for less than the total unpaid balance, which Grantor finds appropriate in accordance with sound business judgment and (ii) a refund or credit due as a result of returned or damaged merchandise, all in accordance with Grantor's ordinary course of business consistent with its historical collection practices. The costs and expenses (including, without limitation, attorney's fees) of collection, whether incurred by Grantor or the Agent, shall be borne by Grantor.

          (G) Upon the occurrence and during the continuance of any default under the Guaranty, Grantor will promptly notify (and Grantor hereby authorizes the Agent so to notify) each account debtor in respect of any Account or Instrument that such Collateral has been assigned to the Agent hereunder, and that any payments due or to become due in respect of such Collateral are to be made directly to the Agent or its designee.

          (H) Without the prior written consent of the Lenders and the Agent, Grantor will not sell, lease, exchange, assign or otherwise dispose of, or grant any option with respect to,

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any Collateral except that, subject to the rights of the Agent and the Lenders hereunder if a default of Grantor on it's obligations under the Guaranty has occurred and is continuing, Grantor may sell, lease or exchange Inventory and surplus or worn-out Equipment in the ordinary course of business, whereupon, in the case of such a sale or exchange, the Security Interests created hereby in such item (but not in any Proceeds arising from such sale or exchange) shall cease immediately without any further action on the part of the Agent.

          (I) No later than January 22, 1999, Grantor will cause the Agent to be named as loss payee on each insurance policy covering risks relating to any of its Inventory and Equipment. Grantor will deliver to the Agent, upon request of the Agent, the insurance policies for such insurance.

          (J) From time to time upon request by the Agent, Grantor shall, at its cost and expense, cause to be delivered to the Lenders an opinion of counsel satisfactory to the Agent as to such matters relating to the transactions contemplated hereby as the Lenders may reasonably request.]

          (K) Collateral Covenants Regarding Intellectual Property:

          (1) Grantor shall notify the Agent immediately if it knows or has reason to know that any application or registration relating to any Trademark, Copyright or Patent which is material to the conduct of Grantor's business may become abandoned or dedicated, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the PTO, the Copyright Office or any court) regarding Grantor's ownership of any intellectual property which is material to the conduct of Grantor s business, its right to register the same, or to keep and maintain the same.

          (2) In no event shall a Grantor, either itself or through any agent, employee, licensee or designee, file an application for the registration of any Trademark, Copyright or Patent with the PTO or any similar office or agency in any other country or any political subdivision thereof, unless it promptly informs the Agent, and, upon request of the Agent, executes and delivers any and all agreements, instruments, filings, notifications, documents, and papers as the Agent may request to evidence the Agent's security interest in such intellectual property and the General Intangibles, including, without limitation, the goodwill of Grantor, relating thereto or represented thereby.

          (3) Grantor will take all necessary and appropriate actions, including, without limitation, in any proceeding before PTO, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the Trademarks, Copyrights and Patents which are material to the conduct of Grantor's business, including, without limitation, filing of applications for renewal, affidavits of use, affidavits of incontestability and opposition cancellation proceedings.

          (4) In the event that any of the Intellectual Property Collateral is infringed, misappropriated or diluted by a third party, Grantor shall notify the Agent promptly after it learns thereof and shall, if requested by the Agent, promptly sue for infringement,

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     misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and take such other actions as Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property Collateral.

5.   GENERAL AUTHORITY.
     -----------------

          Grantor hereby irrevocably appoints the Agent its true and lawful attorney, with full power of substitution, in the name of Grantor, the Agent, the Lenders or otherwise, for the sole use and benefit of the Agent and the Lenders, but at Grantor's expense, to the extent permitted by law to exercise, at any time and from time to time if a default of Grantor on it's obligations under the Guaranty has occurred or is continuing, all or any of the following powers with respect to all or any of the Collateral:

          (i) to demand, sue for, collect, receive and give acquittance for any and all monies due or to become due thereon or by virtue thereof,

          (ii) to settle, compromise, compound, prosecute or defend any action or proceeding with respect thereto,

          (iii) to sell, transfer, assign or otherwise deal in or with the same or the proceeds or avails thereof, as fully and effectually as if the Agent were the absolute owner thereof, and

          (iv) to extend the time of payment of any or all thereof and to make any allowance and other adjustments with reference thereto;

provided that the Agent shall give Grantor not less than ten days' prior written
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notice of the time and place of any sale or other intended disposition of any of the Collateral, except any Collateral which is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market. Grantor agrees that such notice constitutes "reasonable notification" within the meaning of Section 9-504(3) of the UCC.

6.   REMEDIES UPON GRANTOR'S DEFAULT UNDER THE GUARANTEE.
     ---------------------------------------------------

          (A) If a default of Grantor on its obligations under the Guaranty has occurred or is continuing, the Agent may exercise on behalf of the Lenders all rights of a secured party under the UCC (whether or not in effect in the jurisdiction where such rights are exercised) and, in addition, the Agent may, without being required to give any notice, except as herein provided or as may be required by mandatory provisions of law, (i) apply cash, if any, then held by it as Collateral as specified in Section 8 and (ii) if there shall be no such cash or if such cash shall be insufficient to pay all the Secured Obligations in full, sell the Collateral or any part thereof at public or private sale, for cash, upon credit or for future delivery, and at such price or prices as the Agent may deem satisfactory. The Agent or any Lender may be the purchaser of any or all of the Collateral so sold at any public sale (or, if the Collateral is of a type customarily sold in a recognized market or is of a type which is the subject of widely distributed standard price quotations, at any private sale).  Grantor will execute and deliver such documents and take such

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other action as the Agent deems necessary or advisable in order that any such sale may be made in compliance with law. Upon any such sale the Agent shall have the right to deliver, assign and transfer to the purchaser thereof the Collateral so sold. Each purchaser at any such sale shall hold the Collateral so sold to it absolutely and free from any claim or right of whatsoever kind, including any equity or right of redemption of Grantor which may be waived, and Grantor, to the extent permitted by law, hereby specifically waives all rights of redemption, stay or appraisal which it has or may have under any law now existing or hereafter adopted. The notice (if any) of such sale required by Section 5 shall (1) in case of a public sale, state the time and place fixed for such sale, and (2) in the case of a private sale, state the day after which such sale may be consummated. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Agent may fix in the notice of such sale. At any such sale the Collateral may be sold in one lot as an entirety or in separate parcels, as the Agent may determine. The Agent shall not be obligated to make any such sale pursuant to any such notice. The Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for the sale, and such sale may be made at any time or place to which the same may be so adjourned. In case of any sale of all or any part of the Collateral on credit or for future delivery, the Collateral so sold may be retained by the Agent until the selling price is paid by the purchaser thereof, but the Agent shall not incur any liability in case of the failure of such purchaser to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may again be sold upon like notice. The Agent, instead of exercising the power of sale herein conferred upon it, may proceed by a suit or suits at law or in equity to foreclose the Security Interests and sell the Collateral, or any portion thereof, under a judgment or decree of a court or courts of competent jurisdiction.

          (B) For the purpose of enforcing any and all rights and remedies under this Agreement the Agent may (i) require Grantor to, and Grantor agrees that it will, at its expense and upon the request of the Agent, forthwith assemble all or any part of the Collateral as directed by the Agent and make it available at a place designated by the Agent which is, in its opinion, reasonably convenient to the Agent and Grantor, whether at the premises of Grantor or otherwise, (ii) to the extent permitted by applicable law, enter, with or without process of law and without breach of the peace, any premise where any of the Collateral is or may be located, and without charge or liability to it seize and remove such Collateral from such premises, (iii) have access to and use Grantor's books and records relating to the Collateral and (iv) prior to the disposition of the Collateral, store or transfer it without charge in or by means of any storage or transportation facility owned or leased by Grantor, process, repair or recondition it or otherwise prepare it for disposition in any manner and to the extent the Agent deems appropriate and, in connection with such preparation and disposition, use without charge any trademark, trade name, copyright, patent or technical process used by Grantor.

7.   LIMITATION ON DUTY OF THE AGENT IN RESPECT OF COLLATERAL.
     --------------------------------------------------------

          Beyond the exercise of reasonable care in the custody thereof, the Agent shall have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto. The Agent shall be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and shall not be liable or responsible for any loss or damage to any of the Collateral, or for any diminution in the value thereof, by reason of the act or omission of any warehouseman, carrier, forwarding agency, consignee or other agent or bailee selected by the Agent in good faith.

8.   APPLICATION OF PROCEEDS.
     -----------------------

          Upon the occurrence and continuance of a default under the Guaranty, the proceeds of any sale of, or other realization upon, all or any part of the Collateral shall be applied by the Agent in the following order of priorities:

          first, to payment of the expenses of such sale or other realization,
          -----
     including reasonable compensation to agents and counsel for the Agent, and all expenses, liabilities and advances incurred or made by the Agent in connection therewith, and any other unreimbursed expenses for which the Agent or any Lender is to be reimbursed pursuant to Section 11;

          second, to the ratable payment of accrued but unpaid interest on the
          ------
     Secured Obligations in accordance with the terms thereof;

          third, to the ratable payment of unpaid principal of the Secured
          -----
     Obligations;

          fourth, to the ratable payment of all other Secured Obligations, until
          ------
     all Secured Obligations shall have been paid in full; and

          finally, to payment to Grantor of any surplus then remaining from such
          -------
     proceeds.

          The Agent may make distributions hereunder in cash or in kind or, on a ratable basis, in any combination thereof.

9.   CONCERNING THE AGENT.
     --------------------

          (A) The Agent is authorized to take all such action as is provided to be taken by it as the Agent hereunder and all other action reasonably incidental thereto. As to any matters not expressly provided for herein (including, without limitation, the timing and methods of realization upon the Collateral) the Agent shall act or refrain from acting in accordance with written instructions from the Lenders or, in the absence of such instructions, in accordance with its discretion.

          (B) The Agent shall not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Security Interests in any of the Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part hereunder. The Agent shall have no duty to ascertain or inquire as to the performance or observance of any of the terms of this Agreement by Grantor.

10.  APPOINTMENT OF CO-AGENTS.
     ------------------------

          At any time or times, in order to comply with any legal requirement in any jurisdiction, the Agent may appoint one or more other Persons, either to act as co-agent or co-agents, jointly with the Agent, or to act as separate agent or agents on behalf of the Lenders with such power and authority as may be necessary for the effectual operation of the provisions hereof and may be specified in the instrument of appointment (which may, in the discretion of the Agent, include provisions for the protection of such co-agent or separate agent similar to the provisions of Section 9).

11.  EXPENSES.
     --------

          In the event that Grantor fails to comply with the provisions of the Guaranty or this Agreement, such that the value of any Collateral or the validity, perfection, rank or value of any Security Interest is thereby diminished or potentially diminished or put at risk, the Agent if requested by the Lenders may, but shall not be required to, effect such compliance on behalf of Grantor, and Grantor shall reimburse the Agent for the costs thereof on demand. All insurance expenses and all expenses of protecting, storing, warehousing, appraising, insuring, handling, maintaining, and shipping the Collateral, any and all excise, property, sales, and use taxes imposed by any state, federal, or local authority on any of the Collateral, or in respect of periodic appraisals and inspections of the Collateral to the extent the same may be requested by the Lenders from time to time, or in respect of the sale or other disposition thereof shall be borne and paid by Grantor; and if Grantor fails to promptly pay any portion thereof when due, the Agent or any Lender may, at its option, but shall not be required to, pay the same and charge Grantor's account therefor, and Grantor agrees to reimburse the Agent or such Lender therefor on demand. All sums so paid or incurred by the Agent or any Lender for any of the foregoing and any and all other sums for which Grantor may become liable hereunder and all costs and expenses (including attorneys' fees, legal expenses and court costs) reasonably incurred by the Agent or any Lender in enforcing or protecting the Security Interests or any of their rights or remedies under this Agreement, shall be additional Secured Obligations hereunder.

12.  TERMINATION OF SECURITY INTERESTS; RELEASE OF COLLATERAL.
     --------------------------------------------------------

          Upon the repayment in full of all Secured Obligations under the Guaranty, the Security Interests shall terminate and all rights to the Collateral shall revert to Grantor. At any time and from time to time prior to such termination of the Security Interests, the Agent may release any of the Collateral. Upon any such termination of the Security Interests or release of Collateral, the Agent will, at the expense of Grantor, execute and deliver to Grantor such documents as the Grantor shall reasonably request to evidence the termination of the Security Interests or the release of such Collateral, as the case may be.

13.  NOTICES.
     -------

          All notices, communications and distributions hereunder shall be given in accordance with Section 3.1 of the Guaranty.

14.  WAIVERS, NON-EXCLUSIVE REMEDIES.
     -------------------------------

          No failure on the part of the Agent to exercise, and no delay in exercising and no course of dealing with respect to, any right under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise by the Agent of any right under the Guaranty, the Guaranty or this Agreement preclude any other or further exercise thereof or the exercise of any other right. The rights in this Agreement and the Guaranty are cumulative and are not exclusive of any other remedies provided by law.

15.  SUCCESSORS AND ASSIGNS.
     ----------------------

          This Agreement is for the benefit of the Agent and the Lenders and their successors and assigns, and in the event of an assignment of all or any of the Secured Obligations, the rights hereunder, to the extent applicable to the indebtedness so assigned, may be transferred with such indebtedness. This Agreement shall be binding on Grantor and its successors and assigns.

16.  CHANGES IN WRITING.
     ------------------

          Neither this Agreement nor any provision hereof may be changed, waived, discharged or terminated orally, but only in writing signed by the Grantor and the Agent with the consent of the Lenders.

17.  GOVERNING LAW.
     -------------

          ALL MATTERS RELATING TO THE INTERPRETATION, CONSTRUCTION, VALIDITY AND ENFORCEMENT OF THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE WITHOUT GIVING EFFECT TO ANY CHOICE OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

18.  CONSENT TO JURISDICTION.
     -----------------------

     GRANTOR, EACH OF THE LENDERS AND THE AGENT IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF (i) THE SUPREME COURT OF THE STATE OF NEW YORK, NEW YORK COUNTY AND (ii) THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY. GRANTOR, EACH OF THE LENDERS AND THE AGENT FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENTS BY UNITED STATES REGISTERED MAIL TO SUCH PARTY'S RESPECTIVE ADDRESS FOR NOTICES SET FORTH IN

SECTION 13 SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION, SUIT OR PROCEEDING IN NEW YORK WITH RESPECT TO ANY MATTERS TO WHICH IT HAS SUBMITTED TO JURISDICTION IN THIS SECTION 18. GRANTOR, EACH OF THE LENDERS AND THE AGENT IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IN (a) THE SUPREME COURT OF THE STATE OF NEW YORK, NEW YORK COUNTY AND (b) THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND HEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

19.  SEVERABILITY.
     ------------

          If any provision hereof is invalid or unenforceable in any jurisdiction, then, to the fullest extent permitted by law, (i) the other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in favor of the Agent and the Lenders in order to carry out the intentions of the parties hereto as nearly as may be possible; and
(ii) the invalidity or unenforceability of any provision hereof in any jurisdiction shall not affect the validity or enforceability of such provision in any other jurisdiction.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                              THERMATRIX, INC.

                              By: /s/ DANIEL S. TEDONE
                                  -------------------------
                                  Name: Daniel S. Tedone
                                  Title: Chief Financial Officer


                              WEXFORD CAPITAL PARTNERS II, L.P.

                              By: Wexford Capital II, L.P., As General Partner

                              By: Wexford Capital Corp., As General Partner

                              By: /s/ ARTHUR AMRON
                                  -------------------------
                                  Name: Arthur Amron
                                  Title: Vice President

                              WEXFORD OVERSEAS PARTNERS I, L.P.

                              By: Wexford Capital Overseas II, L.P., As
                                  General Partner

                              By: Wexford Capital Limited, As General Partner

                              By: /s/ ARTHUR AMRON
                                  -------------------------
                                  Name: Arthur Amron
                                  Title: Vice President

                              WEXFORD SPECIAL SITUATIONS 1996, L.P.

                              By: Wexford Advisors LLC, As General Partner

                              By: /s/ ARTHUR AMRON
                                  --------------------------
                              Name: Arthur Amron
                              Title: Vice President

                              WEXFORD SPECIAL SITUATIONS 1996, INSTITUTIONAL,
                              L.P.

                              By: Wexford Advisors LLC, As General Partner

                              By:  /s/ ARTHUR AMRON
                                  --------------------------
                                  Name: Arthur Amron
                                  Title: Vice President

                              WEXFORD SPECIAL SITUATIONS 1996 LIMITED

                              By: Wexford Advisors LLC, As Investment   Manager

                              By:  /s/ ARTHUR AMRON
                                  --------------------------
                                  Name: Arthur Amron
                                  Title: Vice President

                              WEXFORD-EURIS SPECIAL SITUATIONS 1996, L.P.

                              By: Wexford Euris Advisors LLC, As General
                                  Partner

                              By:  /s/ ARTHUR AMRON
                                  --------------------------
                                  Name: Arthur Amron
                                  Title: Vice President

                              WEXFORD MANAGEMENT LLC, As Agent

                              By:  /s/ ARTHUR AMRON
                                  --------------------------
                                  Name: Arthur Amron
                                  Title: Executive Vice President and General
                                         Counsel